PEOPLES BANCORP INC.  POST OFFICE BOX 738  MARIETTA, OHIO  45750
(614) 373 - 3155


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS PEOPLES BANCORP INC.
Marietta, Ohio March 8, 1996

To the Shareholders of Peoples Bancorp Inc.:

   You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. (the "Company") to be held at 10:00 a.m., local time, on Tuesday, April 9, 1996, in the Conference Room of The Peoples Banking and Trust Company, 235 Second Street, Marietta, Ohio, for the following purposes:

      	1.   To elect four Directors for terms of three years each.

                 Nominee Name                            Term Expires In
                 ------------                            ---------------
                 Dennis D. Blauser   (for re-election)         1999
                 Rex E. Maiden       (for election)            1999
                 Norman J. Murray    (for re-election)         1999
                 Joseph H. Wesel     (for re-election)         1999

        2. To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Company's Amended Articles of Incorporation which would increase the authorized number of common shares, without par value, of the Company from 6,000,000 to 12,000,000 common shares.

      	 3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.


   Shareholders of record at the close of business on February 16, 1996, will be entitled to notice of and to vote at the Annual
Meeting and any adjournment(s) thereof.

  	You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your Proxy promptly in the enclosed envelope.

  	The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, accompanies this Notice and Proxy
Statement.

                        			  By Order of the Board of Directors,

                         		  /s/ RUTH I. OTTO
                         		      Ruth I. Otto
                         		      Corporate Secretary




PEOPLES BANCORP INC. 138 Putnam Street Marietta, Ohio
45750 (614) 373-3155


PROXY STATEMENT
---------------

  	This Proxy Statement and the accompanying proxy are being mailed to shareholders of Peoples Bancorp Inc., an Ohio corporation (the "Company"), on or about March 8, 1996, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Tuesday, April 9, 1996, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:00 a.m., local time, in the Conference Room of The Peoples Banking and Trust Company, 235 Second Street, Marietta, Ohio.

  	The Company has three wholly-owned subsidiaries. They are The Peoples Banking and Trust Company ("Peoples Bank"), The First
National Bank of Southeastern Ohio ("First National") and The
Northwest Territory Life Insurance Company ("Northwest
Territory").

  	A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. Shareholders of the Company may use their proxies if they are unable to attend the Annual Meeting in person or wish to have their common shares of the Company voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

  	Only shareholders of the Company of record at the close of business on February 16, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 3,118,334 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting with respect to the election of directors.

  	Under the rules of the Securities and Exchange Commission (the "SEC"), boxes are provided on the form of proxy for shareholders to mark if they wish either to abstain on a proposal presented for shareholder approval or to withhold authority to vote for one or more nominees for election as a director of the Company.
Common shares as to which the authority vote is withheld and abstentions will be counted for quorum purposes; however, the effect of an abstention on the proposal to adopt the amendment to increase the authorized number of common shares from 6,000,000 to 12,000,000 is the same as a "no" vote.

  	Broker/dealers, who hold their customers' common shares in street name, may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, submit and sign proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include the approval of certain compensation plans and an amendment to a corporation's articles of incorporation, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. The effect of a broker non-vote on the proposal to adopt the amendment to increase the authorized number of common shares from 6,000,000 to 12,000,000 is the same as a "no" vote.

  	As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be brought before the Annual Meeting except as set forth in this Proxy
Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before such Annual
Meeting, or any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by said proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

  	The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors.
Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of the Company and its subsidiaries by further mailing, by telephone, or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of common shares entitled to vote at the Annual Meeting.

  	The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1995 (the "1995 fiscal year") is enclosed herewith.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

  	The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares:



Name and Address                   Amount and                    Percent
of Beneficial Owner       Nature of Beneficial Ownership       of Class (1)
-------------------       ------------------------------       ------------
Peoples Bank - Trustee             406,632 (2)                     13.0%
138 Putnam Street
Marietta, Ohio 45750


(1) The percent of class is based on 3,118,334 common shares outstanding on the Record Date.

(2) Includes 111,931 common shares, 230,183 common shares, 56,028 common shares and 8,490 common shares as to which the Trust Department of Peoples Bank has shared investment and sole voting power, shared investment and voting power, sole voting and investment power, and sole investment and shared voting power, respectively. The officers and directors of Peoples Bank and the Company disclaim beneficial ownership of these common shares by reason of their positions. Does not include 109,528 common shares held by the Trust Department in its capacity as Trustee under the Peoples Bancorp Inc. Retirement Savings Plan with respect to which the Trust Department has neither voting nor investment power.


   The following table sets forth, as of the Record Date, certain information with respect to the common shares beneficially owned by each director of the Company, by each nominee for election as a director of the Company, by the executive officer of the Company named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group:



                              	Amount and Nature of Beneficial Ownership (1)
                               ---------------------------------------------

                                   Common Shares
                                     Which Can
                      Common      Be Acquired Upon
                      Shares     Exercise of Options               Percent
                    Presently       Exercisable                       of
Name                   Held        Within 60 Days        Total     Class (2)
----------------    ---------			 -------------------    -------    ---------
Jewell Baker (3)      10,929            2,277            13,206       (3)
Dennis D. Blauser      8,500 (4)        2,277            10,777       (3)
George W. Broughton   46,328 (5)        1,738            48,066      1.5%
Wilford D. Dimit       6,065 (6)        1,947             8,012       (3)
Robert E. Evans (7)   53,764 (8)        4,400            58,164      1.9%
Barton S. Holl         6,014 (9)          484             6,498       (3)
Rex E. Maiden            609            1,073             1,682       (3)
Norman J. Murray       4,098 (10)       2,277             6,375       (3)
James B. Stowe        13,657 (11)       2,277            15,934       (3)
Paul T. Theisen        8,921            2,277            11,198       (3)
Thomas C. Vadakin      1,687            2,277             3,964       (3)
Joseph H. Wesel       35,269 (12)       2,277            37,546      1.2%

All current directors
and executive officers
as a group
(numbering 16)       207,711 (13)    		33,237           240,948      7.7%
                     =======           ======           =======      ====


(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 3,118,334 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of the Record Date.

(3) The term of Mrs. Baker's directorship ends on the date of the Annual Meeting and she has chosen not to stand for re-election.

(4) Reflects ownership of less than 1% of the outstanding common shares.

(5) Includes 6,100 common shares held jointly by Mr. Blauser with his wife as to which he exercises shared voting and investment power and 1,181 common shares held in an IRA owned by Mr. Blauser. Does not include 3,283 common shares held of record and beneficially owned by Mr. Blauser's wife as to which he has no voting or investment power and disclaims beneficial ownership.

(6) Includes 2,667 common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has voting and investment power and claims beneficial ownership. Does not include 6,441 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which he has no voting or investment power and disclaims beneficial ownership. Also does not include 9,201 common shares held in the George Broughton's Children's Trust, an irrevocable trust with Peoples Bank as Trustee. Peoples Bank exercises sole voting and investment power with respect to the common shares held in the George Broughton's Children's Trust and these common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table. Also does not include 9,983 common shares held of record by the Broughton Foods Company Pension Trust B, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership.

(7) Includes 2,455 common shares held jointly by Mr. Dimit with his wife as to which he exercises shared voting and investment power.

(8)  Executive officer of the Company named in the Summary
Compensation Table.

(9) Includes 10,261 common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Evans has the power to direct the voting and disposition. Does not include 7,428 common shares held of record and owned beneficially by Mr. Evans' wife and 1,613 common shares held by Mr. Evans' wife as custodian for their son, as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership.

(10) Includes 2,609 common shares held jointly by Mr. Holl with his wife as to which he exercises shared voting and investment power.

(11) Does not include 8,197 common shares held of record and beneficially owned by Mr. Murray's wife and 1,760 common shares held of record and beneficially owned by Mr. Murray's daughter. Mr. Murray has no voting or investment power with respect to these common shares and disclaims beneficial ownership thereof.

(12) Includes 5,449 common shares held jointly by Mr. Stowe with his wife as to which he exercises shared voting and investment power. Does not include 19,797 common shares held of record and beneficially owned by Mr. Stowe's wife as to which he has no voting or investment power and disclaims beneficial ownership.

(13) Does not include 6,902 common shares held of record and beneficially owned by Mr. Wesel's wife as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 11,315 common shares held of record by the Marietta Ignition, Inc. Pension Plan as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Mr. Wesel serves as a member of the Administrative Committee for the Marietta Ignition, Inc. Pension Plan. Peoples Bank shares voting power with respect to the common shares held in the Marietta Ignition, Inc. Pension Plan with the Plan Administrator and said common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.

(14) Includes common shares held jointly by directors and executive officers and other persons. Also includes 9,462 common shares allocated to the respective accounts of executive officers of the Company in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (5), (6), (7), and (9) through (13) above.



ELECTION OF DIRECTORS
---------------------

(Item 1 on Proxy)

  	In accordance with Section 2.02 of the Regulations of the Company, four directors are to be elected to hold office for terms of three years each, in each case until their respective successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

  	The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.








                                    Position(s) Held with the                  Director          Nominee
                                   Company and its Subsidiaries              Continuously        For Term
Name                 Age            and Principal Occupation(s)                 Since          Expiring In
-----------------   -----   ----------------------------------------------   ------------      -----------

Dennis D. Blauser     70     President of Blauser Energy Corp., Marietta,        1987              1999
                             Ohio, an oil and gas producer; President of
                             Blauser Well Service, Inc., Marietta, Ohio, a
                             servicer of oil and gas wells; Chairman of the
                             Board of Marietta Structures Corporation,
                             Marietta, Ohio, a builder of bridge beams,
                             prestressed concrete beams and pre-engineered
                             siding for buildings and industrial and
                             farm silos. <F1>

Rex E. Maiden         60     President and Chairman of the Board of Maiden       ----              1999
                             & Jenkins Construction Co., Nelsonville, Ohio,
                             a highway and bridge contractor and a contractor
                             of commercial, industrial, and educational
                             buildings; Treasurer and Director of Sunday
                             Creek Coal Company, Nelsonville, Ohio, a
                             holding company for land and minerals such as
                             coal and oil; President and CEO of Nelsonville
                             Consulting and Construction Company, Nelsonville,
                             Ohio,  a consulting firm which does design
                             work for several construction companies. <F1>

Norman J. Murray      78     Former President and Chairman of the Board of       1980              1999
                             The Airolite Co., Marietta, Ohio, a manufacturer
                             of ventilating louvers, retired in 1994;
                             Chairman of the Board of Peoples Bank since
                             1990. <F1>

Joseph H. Wesel       66     Chairman and Chief Executive Officer of             1980              1999
                             Marietta Automotive Warehouse, Inc., Marietta,
                             Ohio, an automotive parts wholesaler; President
                             of Auto Paints Works Inc., Marietta, Ohio, a
                             wholesaler/ retailer of auto paint and body
                             shop supplies; President of W.D.A., Inc.,
                             Marietta, Ohio, a real estate holding company;
                             Director, Marietta Ignition, Inc., a
                             wholesaler/retailer of automotive parts and
                             industrial supplies; Chairman of the Board of
                             the Company since 1991. <F1>


<F1>  Also a director of Peoples Bank.




  	While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board.

  	Under Ohio law and the Company's Regulations, the four nominees for election receiving the greatest number of votes will be elected as directors.

  	The following table gives certain information concerning the current directors who will continue to serve after the Annual
Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.



                                   Position(s) Held with the                    Director          Term
                                  Company and its Subsidiaries                 Continuously     Expires
Name                    Age        and Principal Occupation(s)                   Since             In
-----------------      -----      ----------------------------                 ------------     -------

George W. Broughton     38        Director and Executive Vice                     1994             1997
                                  President/Sales and Marketing, Broughton
                                  Foods Co., a processor and distributor of
                                  dairy products; Director of SBR, Inc.,
                                  maker of replacement windows and owner
                                  of "Wood Crafters" catalog and stores. <F1>

Wilford D. Dimit        62        President of First Settlement, Inc.,            1993             1997
                                  Marietta, Ohio, a retail clothing store
                                  and restaurant. <F1>

Robert E. Evans         55        President and Chief Executive Officer of        1980             1998
                                  the Company and of Peoples Bank; Chairman
                                  of the Board of Northwest Territory. <F2>

Barton S. Holl          72        Chairman of the Board of Logan Clay             1990             1997
                                  Products, Inc., Logan, Ohio, a manufacturer
                                  of clay products.

James B. Stowe          75        Chairman of the Board of Stowe Truck and        1980             1997
                                  Equipment Co., Marietta, Ohio, a company
                                  which sells heavy duty trucks and lawn and
                                  garden equipment. <F1>

Paul T. Theisen         65        President and Shareholder of Theisen,           1980             1998
                                  Brock, Frye, Erb & Leeper Co., L.P.A.
                                  Attorneys at Law, Marietta, Ohio. <F3>

Thomas C. Vadakin       64        President of Vadakin Inc., Marietta, Ohio,      1989             1998
                                  a heavy industrial cleaning service;
                                  Director, The Airolite Company, Marietta,
                                  Ohio, a manufacturer of ventilating
                                  louvers. <F1>


<F1> Also a director of Peoples Bank.

<F2> Mr. Evans is also a director of Peoples Bank, First National and Northwest Territory.

<F3> Mr. Thesien is also a director of Peoples Bank and First National.




  	There is no family relationship between any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

  	The Board of Directors of the Company held a total of thirteen
(13) meetings during the Company's 1995 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he or she served as a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during the period he or she served except
Jewell Baker (who attended 15%).

  	The Board of Directors of the Company has an Audit Committee comprised of Jewell Baker, George W. Broughton, Wilford D.
Dimit, Barton S. Holl, Norman J. Murray, James B. Stowe and
Joseph H. Wesel (Mr. Wesel serves as an ex-officio member). The function of the Audit Committee is to assist the Audit
Department of the Company in the annual review of the loan portfolio of each subsidiary bank, to review the work schedule of the Audit Department as to when audits of the subsidiaries are to be conducted and the adequacy of such audits, to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors, and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met five (5) times during the Company's 1995 fiscal year.

  	The Board of Directors of the Company has a Compensation Committee comprised of Norman J. Murray, Paul T. Theisen, Thomas
C. Vadakin and Joseph H. Wesel. The function of the Compensation Committee is to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefit plans for officers and employees, to supervise the operation of the Company's compensation plans, to select those eligible employees who may participate in each plan (where selection is required) and to prescribe (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of the Company. The Compensation Committee met three (3) times during the Company's 1995 fiscal year.

  	The Board of Directors does not have a standing nominating committee or committee performing similar functions.



TRANSACTIONS INVOLVING MANAGEMENT
---------------------------------

  	Paul T. Theisen is President and a shareholder in the law firm of Theisen, Brock, Frye, Erb & Leeper Co., L.P.A. which rendered legal services to the Company and its subsidiaries during the Company's 1995 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company's 1996 fiscal year.

  	During the Company's 1995 fiscal year, its subsidiaries, Peoples Bank and First National, entered into banking transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company, with members of their immediate families and with corporations for which directors of the Company serve as executive officers. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility and present no other unfavorable features, other than as described in the following paragraph. The aggregate amount of loans to directors and executive officers of the Company and their associates as a group at December 31, 1995, was $6,995,136. As of the date hereof, all of such loans are performing loans.

  	Included in the aggregate amount of loans to directors and executive officers of the Company at December 31, 1995, were $2,040,804 of loans to Dennis D. Blauser, one of the Company's directors, and corporations with which he is associated, which loans are considered by management to be potential problem loans. In the ordinary course of business, Peoples Bank made loans to Mr. Blauser and corporations of which he has direct control. All loans are considered to be performing and current as of the date hereof. The outstanding loan balances as of December 31, 1995, to Mr. Blauser and his associated corporations were as follows: Marietta Structures Corporation, of which Mr. Blauser is Chairman of the Board, an aggregate of $1,445,392 at interest rates ranging from 9.75% to 10.75%;
Blauser Well Service Inc., of which Mr. Blauser is President, an aggregate of $44,623 at interest rates ranging from 6.75% to 9.25%; Marietta Resources Corporation, of which Mr. Blauser is President, $15,189 at an interest rate of 9.75%; and a $476,000 line of credit extended to Mr. Blauser personally at an interest rate of 9.25%. The remaining loan balances were personal loans to Mr. Blauser in the aggregate of $59,600 at an interest rate of 9.25%. During 1995, Mr. Blauser and the above corporations made payments in the aggregate of $655,093 on the outstanding loan balances. The largest aggregate amount of indebtedness by Mr. Blauser and these corporations to Peoples Bank during 1995 was $2,753,977.



REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
--------------------------------------------------------------

  	Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy
Statement, in whole or in part, this Report and the graph set forth on page 14 shall not be incorporated by reference into any such filings.

  	The members of the Compensation Committee (the "Committee") are Norman J. Murray, Paul T. Theisen, Thomas C. Vadakin, and
Joseph H. Wesel, none of whom are compensated executive officers or employees of the Company or its subsidiaries. Mr. Murray is Chairman of the Board of Peoples Bank and Mr. Wesel is Chairman of the Board of the Company. The Committee is to meet periodically to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefits plans for officers and employees, including executive officers of the Company. The Committee also supervises the operation of the Company's compensation plans, selects those eligible employees who may participate in each plan (where selection is permitted) and prescribes (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of the Company.

  	Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The final regulations issued by the Internal Revenue Service under Section 162(m) on December 19, 1995 (the "IRS Regulations") set forth a number of provisions which compensatory plans, such as the Incentive Bonus Plan, the Peoples Bancorp Inc. 1993 Stock Option Plan (the "1993 Plan"), and the Peoples Bancorp Inc. 1995 Stock Option Plan (the "1995 Plan"), must contain if the compensation paid under such plans is to qualify as "performance-based" for the purposes of Section 162(m). In order to qualify as "performance-based" under the IRS Regulations, the compensation must be paid solely on account of the attainment of one or more performance goals set by a compensation committee comprised solely of two (2) or more outside directors. The performance goals must be approved by a majority of shareholders prior to payment of the remuneration and the compensation committee must certify to the satisfaction of the goals. Due to the fact that all executive officers of the Company receive compensation at levels substantially below the $1,000,000 deductibility limit, the Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the Incentive Bonus Plan discussed below. The Company has determined that it is not necessary to modify the 1993 Plan at this time since compensation which may be paid to executive officers under the 1993 Plan would be considered "performance-based" under the transition provisions of Section 162(m) and the IRS Regulations. The 1995 Plan complies with Section 162(m) and the IRS Regulations so that any compensation which may be received thereunder by executive officers of the Company will qualify as "performance-based". The Committee will rely from time to time upon advice of the Company's General Counsel regarding the appropriateness of presenting the Incentive Bonus Plan, or any similar plan, to shareholders.

   The Committee operates under the principle that the compensation of executive officers should be directly and significantly related to the financial performance of the Company. The compensation philosophy of the Company reflects a commitment to reward executive officers for performance through cash compensation and through plans designed to enhance the long-term commitment of officers and employees to the Company and its subsidiaries. The cash compensation program for executive officers consists of two elements: a base salary component and an incentive component payable under the Incentive Bonus Plan.
The combination of base salary and incentive compensation is designed to relate total cash compensation levels to the performance of the Company, its subsidiaries and the individual executive officer. The salaries of executive officers of the Company, including Mr. Evans' salary, have remained without substantial adjustment for a number of years, except for limited increases reflecting cost of living rises and special meritorious increases or adjustments reflecting increased responsibilities and promotions. This philosophy was reflected in Mr. Evans' 1995 base salary, which increased only 4.2% from the prior year. This adjustment was designed to reflect cost of living increases. Primary reliance has been placed on the Incentive Bonus Plan for compensation adjustments.

   The Incentive Bonus Plan was established in 1988 for certain senior officers of the Company and its subsidiaries, including Mr. Evans and the other executive officers of the Company. The purpose of the Plan is to base compensation, in part, on the profit performance of the Company. Each year, in January, the Committee establishes minimum levels of return on equity, return on assets and net income. All three standards must be satisfied before any incentive bonus is paid. In 1995, the Incentive Bonus Plan required the attainment of a minimum return on equity of 11.50%, a minimum return on assets of 1.10%, and income growth based on the highest dollar net income from either the preceding year or any of the four years prior to 1995 increasing for the year considered by a 5% compounding factor. If such minimum levels are met, each officer receives an incentive bonus equal to a predetermined percentage of salary, based on the amount by which net income exceeds the minimum level, up to an approximate maximum of 23% of salary. Consequently, higher net income creates higher incentive bonuses. The goals set for 1995 were exceeded and, based upon the amount by which net income exceeded the minimum level, Mr. Evans' incentive bonus was approximately 13.0% of his base salary.

   The Company's long-term compensation program consists primarily of stock options granted under the 1993 Plan and the 1995 Plan. The Committee believes that stock ownership by members of the Company's management and stock-based performance compensation arrangements are important in aligning the interests of management with those of shareholders, generally in the enhancement of shareholder value. Options are granted under both the 1993 Plan and the 1995 Plan with an exercise price equal to the fair market value of the Company's common shares on the date of grant. If there is no appreciation in the fair market value of the Company's common shares, the options are valueless. In light of the grants made in 1994, the Committee granted no options to key employees of the Company and its subsidiaries in 1995. The Committee generally grants options based upon its subjective determination of the relative current and future contribution each officer has or may contribute to the long-term welfare of the Company.

  	In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, Peoples Bank entered in a Deferred Compensation
Agreement with him in 1976. Under this Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age
65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples
Bank.  The amount of $5,000 is automatically accrued to Mr.
Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

   At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

  	To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company maintains the Peoples Bancorp Inc. Retirement Savings Plan (the "Peoples 401(k) Plan"). Mr. Evans, as well as all officers and employees of the Company and its subsidiaries, may participate in the Peoples 401(k) Plan, upon satisfying applicable eligibility criteria. Company matching contributions and participant contributions may be invested in common shares providing each participant with motivation toward safe and sound long-term growth of the Company. Company matching contributions may vary at the discretion of the Board of Directors.


Submitted by the Compensation Committee of the Company's Board of Directors:
  Norman J. Murray, Paul T. Theisen, Thomas C. Vadakin, and Joseph H. Wesel.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

  	Norman J. Murray, Chairman of the Board of Peoples Bank, serves as a member of the Compensation Committee. Joseph H. Wesel, Chairman of the Board of the Company, also serves as a member of the Compensation Committee. Paul T. Theisen, who is President and a shareholder in the law firm of Theisen, Brock, Frye, Erb &
Leeper Co., L.P.A. which rendered legal services to the Company and its subsidiaries during the Company's 1995 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company's 1996 fiscal year, also serves as a member of the Compensation Committee.



COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
------------------------------------------------

Summary of Cash and Certain Other Compensation
----------------------------------------------

  	The following table shows for the last three fiscal years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to Robert E. Evans, the Chief Executive Officer of the
Company and the only executive officer of the Company whose total annual salary and bonus for the 1995 fiscal year exceeded
$100,000.



SUMMARY COMPENSATION TABLE


                                                      Long-Term Compensation
                                                      ----------------------
                              Annual Compensation           Awards
                              -------------------     ----------------------      All Other
     Name and                  Salary      Bonus      Securities Underlying     Compensation
Principal Position    Year     ($) <F1>   ($) <F2>    Options/SARs (#) <F3>          ($)
------------------    ----    ---------  ---------    ---------------------     ------------

Robert E. Evans,      1995     $185,268   $16,929                --                   $7,873 <F4>
President and Chief   1994     $175,680   $21,975              15,400                 $7,931
Executive Officer     1993     $170,000   $32,605               4,400        		       $7,752
of the Company and
of Peoples Bank



<F1> "Salary" includes fees received by Mr. Evans for services rendered during 1995, 1994 and 1993 as a director of the Company and its subsidiaries in the amounts of $15,700, $12,900 and $13,500, respectively.

<F2> All bonuses reported were earned by Mr. Evans pursuant to the
Incentive Bonus Plan of the Company (the "Incentive Bonus Plan").

<F3> Represents options granted under the 1993 Plan.

<F4> "All Other Compensation" for 1995 includes the contribution of $2,873 to the Peoples 401(k) Plan on behalf of Mr. Evans to match pre-tax elective deferral contributions (included under "Salary") made by him. "All Other Compensation" for 1995 also includes the amount of $5,000 which was accrued for the account of Mr. Evans pursuant to the terms of a Deferred Compensation Agreement between Mr. Evans and the Company. See the discussion in "Deferred Compensation Agreement."



Grant of Options
----------------

  	The Company did not grant any options to Mr. Evans during the 1995 fiscal year. The Company has never granted stock appreciation rights.


Option Exercises and Holdings
-----------------------------

  	The following table sets forth information with respect to unexercised options held as of the end of the 1995 fiscal year by Mr. Evans. He exercised no options during the 1995 fiscal year.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES


                                                    Number of
                    Number                       Securities Underlying            Value of Unexercised
                of Securities                    Unexercised Options at           In-the-Money Options
	                 Underlying                           FY-End(#)                     at FY-End($) <F1>
                   Options       Value         --------------------------       --------------------------
Name              Exercised    Realized($)     Exercisable  Unexercisable       Exercisable  Unexercisable
-----------     -------------  -----------     -----------  -------------       -----------  -------------

Robert E. Evans     0            n/a            4,400 <F2>     15,400 <F2>        $33,946      $36,575



<F1> "Value of Unexercised In-the-Money Options at FY-End" is
based upon the fair market value of the Company's common shares on December 31, 1995 ($23.625) less the exercise price of in-the-money options at the end of the 1995 fiscal year.

<F2> If Mr. Evans' employment with the Company and its
subsidiaries is terminated by reason of his retirement under the provisions of any retirement plan of the Company or any subsidiary or by reason of permanent disability, the options may be exercised in full for a period of three months following the date of retirement or permanent disability, subject to stated term of the options. If Mr. Evans' employment is terminated by reason of his death while an employee of the Company and/or subsidiary, the options may be exercised in full for a period of one year, subject to the stated term of the options. If Mr. Evans' employment is terminated for any other reason, his options will be forfeited.




Pension Plan
------------

  	The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.


PENSION PLAN TABLE

                                      		Years of Service
                        -------------------------------------------------
Annualized Average
Monthly Compensation       15        20          25       30         35
--------------------    -------    -------    -------   -------   -------
    $125,000            $33,422    $44,562    $55,703   $66,844   $66,844
    $150,000             40,547     54,062     67,578    81,094    81,094
    $175,000             40,547     54,062     67,578    81,094    81,094
    $200,000             40,547     54,062     67,578    81,094    81,094
    $225,000             40,547     54,062     67,578    81,094    81,094
    $250,000             40,547     54,062     67,578    81,094    81,094

Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts.

  	Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation." For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation
(including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of Social
Security wage bases prior to social security retirement age
("covered compensation" for Mr. Evans as of the end of the 1995 fiscal year was $43,200.)

  	1995 annualized average monthly compensation, to the extent determinable, for purposes of the Pension Plan for Mr. Evans was $185,268. As of the end of 1995 fiscal year, Mr. Evans had 25 credited years of service.



Deferred Compensation Agreements
--------------------------------

	  On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under this Deferred Compensation Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. Under this Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years (with interest) or in one lump sum at the election of Peoples Bank.
The principal amount payable to Mr. Evans is based upon the sum of the amount accrued for his account during his years of employment with Peoples Bank. During the Company's 1995 fiscal year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 1995, a total of $95,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples
Bank until he reaches normal retirement age.



Directors' Compensation
-----------------------

  	Each director of the Company receives $400 per calendar quarter and $250 for each meeting attended.

  	Effective January 1, 1991, the Company established the Peoples Bancorp Inc. Deferred Compensation Plan for Directors (the
"Directors Deferred Compensation Plan"). Voluntary participation in the Directors Deferred Compensation Plan enables a director of the Company, or of one of its subsidiaries, to defer all or a part of his or her director's fees, including federal income tax thereon. Such deferred fees earn interest as provided in the Directors Deferred Compensation
Plan. Distribution of the deferred funds is paid in a lump sum or annual installments beginning in the first year in which the person is no longer a director.

  	Directors, other than those employed by the Company (the "Non-Employee Directors"), are automatically granted options under the 1993 Plan on the date they are first elected or appointed as a director of the Company to purchase 1,210 common shares. In addition, every other year at the Board meeting immediately following the annual shareholders meeting, commencing in 1993, all Non-Employee Directors then serving on the Board of Directors, other than a Non-Employee Director who was first elected as a director at such annual shareholders meeting or first appointed as a director at the Board meeting immediately following such annual shareholders meeting will receive an automatic grant of options to purchase 1,210 common shares; provided that the number of common shares subject to options granted to Non-Employee Directors who have not served a full two years on the Board will be prorated such that those Non-Employee Directors will receive options to purchase only a percentage of 1,210 common shares commensurate with the actual portion of the two years that such Non-Employee Directors served on the Board. Options granted to Non-Employee Directors have terms of ten years and become exercisable with respect to 20% of the common shares subject thereto on the date of grant and 20% on each of the first, second, third and fourth anniversaries of the date of grant. If a Non-Employee Director ceases to be a director for reasons other than his or her death, the options may be exercised for a period of three months, subject to the stated term of the options. If a Non-Employee Director ceases to be a director by reason of his or her death, the options may be exercised for a period of one year, subject to the stated term of the options.

  	On April 4, 1995, each Non-Employee Director who had served on the Company's Board and/or that of a subsidiary (a "Subsidiary
Board") for all or a portion of at least five calendar years immediately preceding the January 1 before that date (the
"Five-Year Service Requirement") was automatically granted an option to purchase 825 common shares and each Non-Employee
Director who had not satisfied the Five-Year Service Requirement was granted an option for 165 common shares plus 165 common shares for each calendar year (or portion thereof) served. On the date of the 1997 annual meeting of shareholders, each Non-Employee Director then serving who satisfies the Five-Year
Service Requirement will be automatically granted an option for 825 common shares and each Non-Employee Director then serving who does not satisfy the Five-Year Service Requirement will be granted an option for 165 common shares plus 165 common shares for each calendar year (or portion thereof) served. Individuals who are first elected or appointed to the Board after April 4, 1995 but prior to the 1997 annual meeting of shareholders or between the 1997 and 1999 annual meetings of shareholders will be automatically granted options on the date of such election or appointment covering a pro rata number of common shares based upon the period before the 1997 or 1999 annual meeting of shareholders, as appropriate. All options granted to Non-Employee Directors under the 1995 Plan become exercisable six months from the date of grant. All options granted, and to be granted, to Non-Employee Directors under the 1993 Plan and the 1995 Plan have, and will have an option price equal to 100% of the fair market value of the Company's common shares on the date of grant.

  	If a Non-Employee Director ceases to be a director for reasons other than his death, his options may be exercised for a period of three months, subject to the stated term of the options. If a Non-Employee Director ceases to be a director by reason of his death, his options may be exercised for a period of one year, subject to the stated term of the options. If a Non-Employee
Director ceases to be a director by reason of fraud or intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company, all of his options will immediately terminate.


PERFORMANCE GRAPH
-----------------

  	The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's common shares at the end and the beginning of the measurement period; by (ii) the price of the Company's common shares at the beginning of the measurement period) against the cumulative return for an index for NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank
Stocks"), for the five-year period ended December 31, 1995.


      (actual numbers plotted on performance graph)


                    Peoples            NASDAQ              NASDAQ
 Year Ended       Bancorp Inc.       Bank Stocks       (U.S. Companies)
------------    ----------------   ---------------    ------------------
  12/31/90          $100.00            $100.00             $100.00
  12/31/91           132.32             164.09              160.56
  12/31/92           190.52             238.85              186.87
  12/31/93           221.46             272.40              214.50
  12/31/94           261.15             271.41              209.69
  12/31/95           290.88             404.35              296.30


Notes:  1.  Total return assumes reinvestment of dividends.
        2.  Fiscal Year Ending December 31.
        3. Return based on $100 invested on December 31, 1990 in common shares of the Company, an index for NASDAQ Stock Market (U.S. Companies), and an index for NASDAQ Bank Stocks.




PROPOSED AMENDMENT OF AMENDED ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES
-------------------------------------------------------

(Item 2 on Proxy)

  	The Amended Articles of Incorporation of the Company (the "Amended Articles") presently authorize 6,000,000 common shares, without par value. The Company's Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Article FOURTH of the Company's Amended Articles be amended in order to increase the authorized number of common shares of the Company to 12,000,000, and recommended the approval of the proposed amendment to the Company's shareholders. Of the Company's presently authorized 6,000,000 common shares, 3,118,334 were outstanding as of February 16, 235,702 were reserved for issuance and unissued under the 1993 Plan, 110,000 were reserved for issuance and unissued under the 1995 Plan, 540,145 were reserved for issuance and unissued under the Peoples Bancorp Inc. Dividend Reinvestment Plan (the "DRIP"), and 1,995,819 were available for issuance. In addition, common shares of the Company may be acquired by participants in the Peoples 401(k) Plan if they direct that their contributions and Company matching contributions under the Peoples 401(k) Plan be invested in the investment fund consisting of the Company's common shares.

  	The proposed amendment would not change the powers, preferences or rights of the Company's common shares. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to increase the number of common shares that the Company is authorized to issue in order to ensure that the Company will have a sufficient number of authorized common shares available in the future to provide it with the desired flexibility to meet its business needs. If this proposal is approved by shareholders, the additional common shares could be available for a variety of corporate purposes, including, for example, the declaration and payment of share dividends to the Company's shareholders; share splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of employee benefit plans, including the 1993 Plan, the 1995 Plan and the Peoples
401(k) Plan; and use in other possible future transactions of a currently undetermined nature.

  	If the proposed amendment is adopted, the Company would be permitted to issue the additional authorized common shares without further shareholder approval, except to the extent otherwise required by the Company's Amended Articles, by law or by NASDAQ or any other securities exchange on which the common shares may be listed at the time (the common shares are currently reported on the NASDAQ National Market System). The authorization of additional common shares will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. It is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders. The Board of Directors does not intend to issue any common shares except on terms which the Board deems to be in the best interests of the Company and its shareholders. Depending on the terms thereof, the issuance of common shares may or may not have a dilutive effect on the Company's then-existing shareholders. Other than the common shares which could be acquired pursuant to the Peoples 401(k) Plan, the 235,702 common shares which remain issuable under the 1993 Plan, the 110,000 common shares which remain issuable under the 1995 Plan and the 540,145 common shares which remain issuable under the DRIP, the Company presently has no plans, agreements, or understandings to issue any of the newly-authorized common shares.

  	Although the Company has no such intentions, the proposed increase in the authorized and unissued common shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of common shares, to acquire control of the Company with a view to imposing a merger, sale of all or any part of its assets, or a similar transaction, since the issuance of new common shares, in a public or private sale, merger or similar transaction, could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company. Furthermore, since Article SEVENTH of the Company's Amended Articles requires, if three members of the Company's Board of Directors vote against the approval of such amendments or transactions, the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of the Company to adopt amendments to the Amended Articles or Regulations (including the provisions of the Amended Articles and Regulations pertaining to the right of a shareholder to nominate an individual for election as a director of the Company, the number of directors, the right of shareholders to remove directors from office, or the classified Board), to adopt any proposal to fix or change the number of directors of the Company by action of the shareholders, or to adopt mergers and certain other transactions involving the Company, the Board could (within the limits imposed by Ohio law) issue new common shares to purchasers who, together with other shareholders of the Company, might block such a 75% vote. The Board has no present knowledge of any present or past efforts to gain control of the Company and has not received any indication from any party that such party is interested in acquiring the Company.

   The Company's Amended Articles and Regulations have for several years contained other provisions which also could potentially make a change of control of the Company more difficult. These include: (a) the classification of the Board of Directors of the Company into three classes of directors so that each director serves for three years, with one class being elected each year; (b) the elimination of cumulative voting in the election of directors; (c) the requirement that shareholder nominations for election to the Board of Directors be in the writing and delivered or mailed to the Secretary of the Company within the timeframes specified in the Company's Regulations;
(d) the requirement of the affirmative vote of not less than 75% of the voting power of the Company, if affirmatively voted against by three members of the Board of Directors, in order to
(i) adopt new or amended articles or regulations, (ii) approve certain mergers, certain consolidations, certain share issuances and certain asset sales, leases, exchanges, transfers or other dispositions, (iii) approve the dissolution of the Company and
(iv) fix or change the number of directors by action of the shareholders; (e) the requirement that holders of shares entitling them to exercise not less than 75% of the voting power of the Company vote in favor of the removal of a director from office and that such removal be for cause; and (f) the requirement of the written consent of all the shareholders in order to amend the Company's Regulations by an action in writing without a meeting.

  	Financial statements are not included in this Proxy Statement as they are not material to a decision on the proposed amendment.



RECOMMENDATION AND VOTE
-----------------------

   UNDER ARTICLE SEVENTH OF THE COMPANY'S AMENDED ARTICLES, THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES ENTITLING THEM TO EXERCISE NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY IS REQUIRED TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S AMENDED ARTICLES. As of February 16, 1996, the Company's executive officers and directors, together with participants in the 401(k) Plan, held approximately 9.5% of the Company's common shares and voting power. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Company's Amended Articles with the Secretary of State, which is expected to be accomplished as promptly as practicable after such approval is obtained.


  	THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S AMENDED ARTICLES. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED
IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL
PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING AND NOT PROPERLY REVOKED,
IN FAVOR OF THE PROPOSED AMENDMENT TO ARTICLE FOURTH.




SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING
---------------------------------------------

  	Any qualified shareholder who desires to present a proposal for consideration at the 1997 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 8, 1996 and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1997 Annual Meeting of Shareholders.



NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
---------------------------------------------------

  	At a meeting held on April 4, 1995, the Board of Directors of the Company appointed the accounting firm of Ernst & Young LLP to serve as independent auditors for the Company and its subsidiaries for periods ending after January 1, 1995. At that same meeting, the accounting firm of Coopers & Lybrand L.L.P., which had served as independent auditors for the Company and its subsidiaries prior to and until April 4, 1995, was dismissed.
The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors of the Company.

   The reports of Coopers and Lybrand L.L.P. on the financial statements for the fiscal years ended December 31, 1994 and December 31, 1993 contained no adverse opinion or disclaimer of opinion and neither of such reports was qualified or modified as to uncertainty, audit scope or accounting principles.

   There were no disagreements between the Company or its subsidiaries and Coopers and Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the fiscal years ended December 31, 1994 and December 31, 1993, or during the period from January 1, 1995 to April 5, 1995.

   Independent auditors for the 1996 fiscal year have not been selected. The Board of Directors has historically appointed independent auditors at the meeting held immediately following the Annual Meeting and intends to do so this year.

   The Board of Directors expects that representatives of Ernst &
Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.



OTHER MATTERS
-------------

  	As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1996 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

   It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.


                          	  By Order of the Board of Directors

                         		  /s/ ROBERT E. EVANS
                          	      Robert E. Evans,
                                 President and Chief Executive Officer


March 8, 1996





PEOPLES BANCORP INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 9,
1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned holder(s) of common shares of Peoples Bancorp Inc. (the "Company") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, April 9, 1996, in the Conference Room of The Peoples Banking and Trust Company, 235 Second Street, Marietta, Ohio, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1.      To elect four directors to serve for terms of three years each.

  ______ FOR election as Directors of the Company of all of the nominees listed below

  ______ WITHHOLD AUTHORITY to vote for all of the nominees listed below.

	(excepting as marked to the contrary below)*

   Dennis D. Blauser
   Rex E. Maiden
   Norman J. Murray
   Joseph H. Wesel

   *(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)


2. To adopt the proposed amendment to Article FOURTH of the Company's Amended Articles of Incorporation increasing the authorized number of common shares, without par value, of the Company from 6,000,000 to 12,000,000 common shares.

    _____  FOR   _____  AGAINST    _____  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.



 (Continued, and to be executed and dated on the reverse side)

 (Continued from other side)


  	WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY
THIS  PROXY WHEN PROPERLY EXECUTED WILL BE VOTED   OR  NOT
VOTED  AS SPECIFIED.    IF NO CHOICE IS INDICATED, THE COMMON
SHARES REPRESENTED BY THIS PROXY WILL  BE VOTED FOR  THE
ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF
THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE
PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT
SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.


   All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 9, 1996 meeting and the Annual Report of the Company for the fiscal year ended December 31, 1995.



Dated:  ______________________, 1996



___________________________________________________
                     			Signature of Shareholder(s)

___________________________________________________
                     			Signature of Shareholder(s)


   Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders must sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this Proxy.)



PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE
ENCLOSED ENVELOPE